UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

HEARTWARE LIMITED
(Exact name of registrant as specified in its charter)

State of Victoria, Australia	000-52595	98-0498958
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 57 MLC Centre 19-29 Martin Place Sydney NSW 2000 Australia
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +61 2 9238 2064

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On January 31, 2008 the Company filed its Quarterly Update including ASX Appendix 4C (“Quarterly Report”) for the three and twelve months ended December 31, 2007 with the Australian Securities Exchange.

The Quarterly Report includes a statement of cash flows presented in Australian dollars and prepared pursuant to Australian Accounting Standards (“AAS”) and otherwise in compliance with the requirements of Australian law and the ASX Listing Rules. The financial information presented in the Quarterly Update under AAS is not materially different from the financial information that would result with the application of accounting principles generally accepted in the United States (“US GAAP”).

Cash on hand at December 31, 2007 as reported in the Quarterly Report was AU$32.1million. Cash on hand at December 31, 2007 on a US equivalent basis was US$28.3 million.

Item 7.01 Regulation FD Disclosure

See Item 2.02 above

Item 9.01 Financial Statements and Exhibits

Exhibit 99.01 Australian Quarterly Report for the period ended December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare Limited
Date: January 31, 2008	By:	/s/ David McIntyre

Name: David McIntyre
Title: Chief Financial Officer